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                                                                       EXHIBIT 5



                                 June 14, 1995


STAAR Surgical Company
1911 Walker Avenue
Monrovia, California  91016


     RE: STAAR SURGICAL COMPANY - REGISTRATION STATEMENT ON FORM S-8 OUR FILE NO.: 0808-011
          ----------------------------------


Ladies and Gentlemen:

     In connection with the registration by STAAR Surgical Company (the "Company") of the STAAR Surgical Company Consultant Stock Plan adopted by the Board of Directors of the Company on May 31, 1995 (the "1995 Plan") on Form S-
8 under the Securities Act of 1993, as amended, and the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder, and the sale and issuance by the Company pursuant to the terms of the 1995 Plan to its consultants of up to 500,000 shares of the Company's common stock, par value $.01 (the "Shares") by means of either an outright grant of the Shares to the consultants or the grant to and exercise by the consultants of options to purchase the Shares (collectively, the "Awards"), you have requested our opinion as counsel for the Company as to the legality of the issuance of the Shares.

     In rendering our opinion, we have reviewed and examined the following documents and certificates of officers and directors of the Company.

     (1) Certificate of Incorporation of the Company, as amended from time to time (the "Certificate") as certified to us by the Secretary of State of the State of Delaware and as recorded in the office of the appropriate county recorder;

     (2) The Bylaws of the Company, as certified to us by the Secretary of the Company;
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STAAR Surgical Company
June 14, 1995
Page 2


     (3) Certified resolutions adopted by the Board of Directors of the Company authorizing the adoption of the 1995 Plan and the grant of Awards to the consultants of the Company thereunder and the issuance of the Shares in connection therewith; and

     (4) A Registration Statement on Form S-8 with respect to the 1995 Plan and the Shares to be filed on June 14, 1995 with the Securities Exchange Commission (the "Registration Statement").

     In giving our opinion, we have assumed without investigation the authenticity, accuracy and completeness of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

     We have not undertaken, nor do we intend to undertake, any independent investigation beyond such documents or instruments and records, or to verify the adequacy of accuracy of such documents, instruments and records.

     Based upon the foregoing, we are of the opinion that, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective (such Registration Statement as it finally becomes effective, or, if required to be post-effectively amended, then as it is so amended, is referred to hereinafter as the "Final Registration Statement"), and when the applicable provisions of "blue sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accordance with the Final Registration Statement, the Shares will be legally authorized, fully paid and nonassessable.

     We express no opinion as to compliance with "blue sky" or state securities laws of any state in which the Shares are proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Shares.
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STAAR Surgical Company
June 14, 1995
Page 3


     We consent to the reference to our firm under item number 8 of the Registration Statement and further consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Shares in connection with the offering described in the Registration Statement. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you for your benefit in accordance with the subject transaction, (ii) may not be relied upon by any other party, (iii) covers only matters of United States federal law and the internal (and not the conflict of law) laws of the States of Delaware and California, and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be used, circulated, reproduced, quoted, referred to or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion, we do not admit that this firm or any member hereof comes within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder, or within the meaning of Section 11(a)(4) of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. We disclaim any undertaking to advise you of changes which may be brought to our attention after the effective date of the Registration Statement.

                                               Very truly yours,


                                          /s/  POLLET, SKOUSEN & WOODBURY,
                                               A LAW CORPORATION